UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A Los Angeles, California (Address of Principal Executive Offices)	90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On June 12, 2009, Hanmi Financial Corporation (the “Company”) entered into a Securities Purchase Agreement by and between the Company and Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (“Leading”), providing for the sale of 8,040,882 unregistered shares of Company common stock, par value $0.001 per share, to Leading at a purchase price of $1.37 per share (the “Acquisition”). Pursuant to the terms of the Securities Purchase Agreement, Leading will accomplish the Acquisition through an initial purchase of 5,046,118 shares of Company common stock, representing up to 9.9% of the issued and outstanding shares of Company common stock after giving effect to the sale of such shares (the “Initial Acquisition”), and a subsequent purchase of 2,994,764 shares of Company common stock (the “Additional Acquisition”), which together with the Initial Acquisition will represent up to 14.9% of the issued and outstanding shares of Company common stock after giving effect to the sale of such shares. The closing of the Initial Acquisition and the Additional Acquisition are expected to occur on or prior to July 31, 2009, subject to the satisfaction of customary closing conditions.
     In connection with the Acquisition, the Company also entered into a Registration Rights Agreement, dated June 12, 2009, by and between the Company and Leading (the “Registration Rights Agreement”) pursuant to which the Company has agreed to grant the Purchasers certain demand registration rights with respect to the shares purchased in the Acquisition.
     The Securities Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The press release announcing the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement attached hereto.
Item 3.02 Unregistered Sale of Equity Securities.
     On June 12, 2009, the Company entered into the Securities Purchase Agreement pursuant to which Leading agreed to purchase, subject to the satisfaction of customary closing conditions, 8,040,882 shares of Company common stock for a purchase price of $1.37 per share, resulting in gross proceeds to the Company of approximately $11.0 million. The proceeds will be used to augment the Company’s regulatory capital and for other general corporation purposes. The shares of common stock to be sold pursuant to the Securities Purchase Agreement are being offered and sold by the Company in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Securities Purchase Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation, Leading Investments & Securities Co., Ltd., and IWL Partners.

10.2	Registration Rights Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investments & Securities Co., Ltd.

99.1	Press Release of Hanmi Financial Corporation dated June 15, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation, Leading Investments & Securities Co., Ltd., and IWL Partners.

10.2	Registration Rights Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investments & Securities Co., Ltd.

99.1	Press Release of Hanmi Financial Corporation dated June 15, 2009.